UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                                February 28, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)



      Michigan                       001-32428                   30-0030900
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01   Entry into a Material Definitive Agreement

     On December 13, 2005, the Registrant issued a Secured Convertible Term Note (the "Note") in favor of Laurus Master Fund, Ltd. ("Laurus") in the principal amount of $6,000,000 pursuant to the terms of the Securities Purchase Agreement, dated as of December 13, 2005 by and between the Registrant and Laurus. For further details regarding the Securities Purchase Agreement and related agreements, see the Registrant's Form 8-K filed on December 19, 2005.

     On March 6, 2007, the Registrant issued a press releasing announcing a letter agreement dated February 28, 2007 (the "Letter Agreement") with Laurus amending the terms of the Note. The Letter Agreement requires the Registrant to make payments to Laurus of interest and principal due out of the proceeds of anticipated closings on the sale of equity of the Registrant. In consideration of said payments, Laurus agreed to: i) extend the maturity date of the Note to a date that is 3 years from the date of the consummation of the Registrant's closing on its final anticipated equity offering (the "Final Closing"); ii) reset the amortization schedule of the Note for such extended period to a 5 year amortization schedule; leaving a lump sum to be paid on maturity, the amount of which will be determined by the payments made by the Registrant to Laurus through the Final Closing; iii) amend the default interest rate on the Note to a 12% per annum rate; and iv) reset the amount of common stock of the Registrant which Laurus can hold at any time to an amount equal to 9.99% of the Registrant's Common Stock then outstanding. Laurus also agreed that, subject to the making of the payments from the equity offerings, all monthly principal amortization specified in the Note shall be suspended until the outside date for the Final Closing, and if the Final Closing is accomplished, the same shall become part of the restructured amortization described in ii) above. Finally, Laurus agreed, upon the making of the payments related to the equity offerings anticipated to be closed by the end of March 2007, that it would waive all existing defaults under the Securities Purchase Agreement. The Letter Agreement is subject to prior written approval by the Registrant's existing senior lender, LaSalle Bank, of payments by the Registrant of principal and interest to Laurus.

     For further details regarding the restructuring of the Registrant's debt to Laurus, see the Letter Agreement, annexed hereto as Exhibit 99.1.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1 Letter Agreement by and between Tarpon Industries, Inc. and Laurus Master Fund, Ltd. dated February 28, 2007.

99.2 Press Release dated March 6, 2007 regarding the Letter Agreement by and between Tarpon Industries, Inc. and Laurus Master Fund, Ltd. dated February 28, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TARPON INDUSTRIES, INC.

                                      Date: March 6, 2007

                                      By:   /s/ James W. Bradshaw
                                      ------------------------------------------
                                      James W. Bradshaw, Chief Executive Officer